UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 27, 2017

S&P GLOBAL INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

As previously announced, effective beginning in the fourth quarter of 2016, S&P Global Inc. (the “Company”) realigned certain of its reportable segments to be consistent with changes to its organizational structure and how the Chief Executive Officer evaluates the performance of these segments. Beginning in the fourth quarter of 2016, S&P Global Market Intelligence and S&P Global Platts are included in a new reportable segment named Market and Commodities Intelligence. This change in organizational structure did not impact the other reportable segments of the Company.

To assist in the analysis of the Company’s new reportable segment structure, the Company has recast operating results for the three quarters and first nine months of 2016 and each of the four quarters and full year of 2015 in Exhibit 99 to this Form 8-K.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

(99)       Operating results for each of the three quarters and first nine months of 2016 and for each of the four quarters and full year 2015 revised to reflect recast segment information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Katherine J. Brennan
By:	Katherine J. Brennan
Senior Vice President, Deputy General Counsel,
& Corporate Secretary

Dated:  January 27, 2017

INDEX TO EXHIBITS

Exhibit Number

(99)     Operating results for each of the three quarters and first nine months of 2016 and for each of the four quarters and full year 2015 revised to reflect recast segment information